                                                                  EXECUTION COPY

                                   GUARANTEE

                             dated 24 February, 2000

                          RANDGOLD RESOURCES LIMITED,
                     RANDGOLD & EXPLORATION COMPANY LIMITED,

                                      and

                       RANDGOLD RESOURCES (MORILA) LIMITED
                         as the Completion Guarantors.

                         N M ROTHSCHILD & SONS LIMITED,
                                  as the Agent

                                     MAYER
                                     BROWN
                                   & PLATT

                               Bucklersbury House
                            3 Queen Victoria Street
                                London EC4N 8EL
                            Telephone 0171 246 6200
                            Facsimile 0171 329 4465
                                Ref 99514374/BOH

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                               TABLE OF CONTENTS

                                                                            PAGE

SECTION 1  DEFINITIONS AND INTERPRETATIONS                                     1
      SECTION 1.1    Definitions                                               1
      SECTION 1.2    Interpretation                                            2
SECTION 2  GUARANTEE AND INDEMNITY                                             2
      SECTION 2.1    Guarantee and Indemnity                                   2
      SECTION 2.2    Insolvency Default                                        3
      SECTION 2.3    Principal Debt                                            3
      SECTION 2.4    Additional Security                                       3
      SECTION 2.5    Release of Obligations                                    3
      SECTION 2.6    Rights not affected                                       3
      SECTION 2.7    Conditional Settlement                                    5
      SECTION 2.8    No obligation to take action                              5
      SECTION 2.9    Guarantors not to take action                             5
      SECTION 2.10   Suspense Account                                          6
      SECTION 2.11   Reserve Bank Restrictions                                 6
SECTION 3  UNDERTAKINGS OF THE GUARANTORS                                      7
      SECTION 3.1    Completion Undertaking                                    7
      SECTION 3.2    Cost Overruns                                             9
      SECTION 3.3    Economic Completion                                       9
      SECTION 3.4    Control                                                  10
      SECTION 3.5    Completion Deposit Account                               10
      SECTION 3.6    RECL Change in Control                                   11
      SECTION 3.7    RRL Change in Control                                    11
      SECTION 3.8    Morila Holdings Change in Control                        11
SECTION 4  MISCELLANEOUS PROVISIONS                                           11
      SECTION 4.1    Joint and Several Obligations                            11
      SECTION 4.2    Certificate                                              11
      SECTION 4.3    Applications for monies                                  11
      SECTION 4.4    Assignment                                               12
      SECTION 4.5    Severability                                             12
      SECTION 4.6    Waivers in writing                                       12
      SECTION 4.7    Counterparts                                             12
SECTION 5  GOVERNING LAW, DISPUTE RESOLUTION                                  12
      SECTION 5.1    Law                                                      12
      SECTION 5.2    Jurisdiction                                             12
      SECTION 5.3    Waiver of immunity                                       12
      SECTION 5.4    No restriction                                           12
      SECTION 5.5    Process Agent                                            13
      SECTION 5.6    General Consent                                          13

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                                  GUARANTEE

THIS GUARANTEE (this "Agreement"), dated 24 February, 2000 made between:

(1) RANDGOLD RESOURCES LIMITED, a company incorporated under the laws of Jersey, RANDGOLD & EXPLORATION COMPANY LIMITED, a company incorporated under the laws of South Africa, and RANDGOLD RESOURCES (MORILA) LIMITED, a company incorporated under the laws of Jersey (collectively, the "Guarantors"), and

(2) N M ROTHSCHILD & SONS LIMITED, a bank incorporated under the laws of England, in its capacity as agent for the Lender Parties (in such capacity the "Agent").

                              W I T N E S S E T H

(A) WHEREAS, pursuant to the Loan Agreement, dated December 21, 1999, (as amended, modified or supplemented from time to time, the "Loan Agreement"), among (1) Societe des Mines de Morila S. A., as the Borrower, (2) Randgold Resources Limited, Randgold & Exploration Company Limited and Randgold Resources (Morila) Limited, as the Guarantors, (3) various banks and financial institutions, as the Lenders and the Co-Arrangers, (4) Standard Bank London Limited and N M Rothschild & Sons Limited, as the Arrangers and (5) N M Rothschild & Sons Limited, as the Agent for the Lenders, the Lenders have extended Commitments to make Loans to the Borrower on the terms and conditions set forth therein,

(B) WHEREAS, pursuant to Section 6.1.3 of the Loan Agreement, it is a condition precedent to the making of the initial Loans under the Loan Agreement that the Guarantors execute and deliver this Agreement as security for the payment and discharge of the Obligations, and

(C) WHEREAS, each Guarantor has determined that the execution, delivery and performance of this Agreement is within its corporate powers and in its best interests, and have been duly authorised

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and in order to induce the Lenders to make the initial Loans to the Borrower pursuant to the Loan Agreement and to enter into the transactions contemplated thereby, the Guarantors agree, with the Agent, as follows

                  SECTION 1. DEFINITIONS AND INTERPRETATIONS

        SECTION 1.1. DEFINITIONS The following terms (whether or not underscored) when used in this Agreement, including its preamble and recitals, shall have the following meanings

        "Agent" is defined in the preamble.

        "Agreed Project Standards" means the development of the Project and the construction of the Mine in accordance with the standards, agreements, timing and all other criteria referred to in the Operative Documents and the Development Plan.

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        "Agreement" is defined in the preamble.

        "Charged Property" means in respect of any Guarantor, any property or asset of such Guarantor which is or is intended to be the subject of a lien in favour of the Agent or any other Lender Party.

        "Deferred Payment Date" is defined in Section 2.11(a)(ii).

        "Dissolution" of a person includes the bankruptcy, insolvency, liquidation, amalgamation, reconstruction, reorganisation, administrative or other receivership, or dissolution of that person, or its official management and any equivalent or analogous proceeding by whatever name known and in whatever jurisdiction.

        "Guaranteed Obligations" means all Obligations of the Borrower now or hereafter existing.

        "Guarantors" is defined in the preamble.

        "Loan Agreement" is defined in the first recital.

        "Withdrawal Amount" is defined in Section 3.5(b).

        SECTION 1.2. INTERPRETATION

             (a) The parties hereto intend that this Agreement shall take effect as a deed.

             (b) Capitalised terms used but not defined in this Agreement (including the preamble hereto) have the same meanings as in the Loan Agreement.

             (c) This Agreement is a Loan Document and shall be interpreted and construed in accordance with the terms and provisions of the Loan Agreement (including Sections 1.2 to 1.5 thereof which are hereby incorporated into this Agreement with all necessary consequential changes).

                      SECTION 2. GUARANTEE AND INDEMNITY

        SECTION 2.1. GUARANTEE AND INDEMNITY The Guarantors hereby jointly and severally irrevocably and unconditionally

             (a) guarantee to each Lender Party the due and punctual observance and performance of all the Guaranteed Obligations and agree to pay to the Agent on demand the Guaranteed Obligations which shall not have been paid by the Borrower at the time such demand is made, and

             (b) agree as a primary obligation to indemnify each Lender Party on demand by the Agent from and against any loss, damage, costs and outlays (including loss of profit) incurred by such Lender
        Party as a result of any of the Guaranteed Obligations

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        being or becoming void, voidable, unenforceable or ineffective as against the Borrower for any reason whatsoever, whether or not known to such Lender Party or any other person, the amount of such loss, damage, costs and outlays (including loss of profit) being the amount which such Lender Party would otherwise have been entitled to recover from the Borrower.

        SECTION 2.2. INSOLVENCY DEFAULT Each Guarantor agrees that, upon the occurrence of an Insolvency Default at a time when any of the Guaranteed Obligations may not then be due and payable, the Guarantors will pay to the Agent (for the ratable benefit of the Lender Parties) forthwith the full amount which would be payable pursuant to Section 2.1 if all such Guaranteed Obligations were then due and payable.

        SECTION 2.3. PRINCIPAL DEBT As an original and independent obligation under this Agreement, each of the Guarantors agree that if any of the Guaranteed Obligations are or may not be recoverable from such Guarantor on the footing of a guarantee or indemnity under Section 2.1, whether by reason of any legal limitation on or incapacity of the Borrower or for any other reason whatsoever, the Guaranteed Obligations will be recoverable from such Guarantor as though the same had been incurred by such Guarantor as sole or principal debtor. Each of the Guarantors agree that its obligation under this Section applies whether or nor any such fact or circumstance was or could have been known to any Lender Party.

        SECTION 2.4. ADDITIONAL SECURITY The obligations of the Guarantors herein contained shall be in addition to and independent of every other security, guarantee or indemnity which any Lender Party may at any time hold in respect of any of the Guaranteed Obligations.

        SECTION 2.5. RELEASE OF OBLIGATIONS The obligations of the Guarantors herein contained shall constitute and be continuing obligations notwithstanding any settlement of account or other matter or thing whatsoever, and in particular, but without limitation, shall not be considered satisfied by any intermediate payment or satisfaction of any of the Guaranteed Obligations and shall continue in full force and effect, provided, however, that on and from the Release Date each Guarantor's obligations pursuant to Section 2.1 shall be limited to the proceeds of the Charged Property over which it has granted a lien.

        SECTION 2.6. RIGHTS NOT AFFECTED Neither the obligations of the Guarantors under this Agreement, nor the rights, powers or remedies conferred in respect of the Guarantors to the Agent under this Agreement will be in any way discharged, impaired, prejudiced or otherwise affected by

             (a) UNENFORCEABILITY: any invalidity, unenforceability, illegality or voidability of any obligation expressed to be assumed of owed by any person under or in connection with any Loan Document, or

             (b) EXCLUSION OF LIABILITIES: any defences or exclusions of liability applying to or which may be raised or limitations on the liability of the Guarantors under this Agreement pursuant to any other Applicable Law from time to time, or

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             (c)     CHANGE IN CONSTITUTION: any change in the constitution of
        the Borrower, any Guarantor, any Lender Party or any other person, or

             (d) MERGERS: any amalgamation, merger or reconstruction that may be effected by the Borrower, any Guarantor, any Lender Party or any other person with any other person or any sale or transfer of the whole or any part of the undertaking and assets of the Borrower, any Guarantor, any Lender Party or any other person to any other person, or

             (e) SET OFF: the existence of any claim, set-off or other rights which any Guarantor may have at any time against the Borrower, any Lender Party, any other Guarantor or any other person, or which the Borrower may have at any time against, any Lender Party, any Guarantor, or any other person whether in connection with any Loan Document or otherwise, or

             (f) FURTHER FINANCIAL ACCOMMODATION: the granting by any Lender Party to the Borrower or any other person of any financial accommodation or the withdrawal or restriction by any Lender Party of any financial accommodation, or the absence of any notice to any Guarantor of any such granting, withdrawal or restriction, or

             (g) COMPROMISE WITH BORROWER: any arrangement or compromise entered into by any Guarantor or any Lender Party with the Borrower or any other person, or

             (h) DISSOLUTION: the Dissolution of the Borrower, any Guarantor, any Lender Party or any other person, or

             (i) INDULGENCES: time or other indulgence being granted or agreed to be granted to the Borrower in respect of its obligations under any of the Loan Documents of under any security, or

             (j) VARIATIONS: any variation or amendment of, or waiver or release granted under or in connection with, any Loan Document, or other document, or

             (k) RELEASE OF OTHER SECURITY: the taking, holding, failure to take or hold, failure to safeguard, protect, renew, register or the varying, realisation, non-enforcement, non-perfection, loss, destruction, termination, extinguishing or release by any Lender
        Party or any other person of any other guarantee and/or indemnity or any security for any of the Guaranteed Obligations or the loss or diminution in value or deterioration of any security or any failure to obtain full or any value for any guarantee and/or indemnity or any security for any of the Guaranteed Obligations for any reason whatsoever and notwithstanding any legal or statutory duty to do otherwise, or

             (l) RESIGNATION: the resignation or replacement of the Agent or the appointment of any additional Agent, or

             (m) ANY OTHER THING: any other thing done or omitted or neglected to be done by any Lender Party or any other person or any other dealing, fact, matter or thing

        (including any circumstances whatsoever affecting or preventing recovery of amounts under any Loan Document) which, but for this provision, might operate to exonerate or discharge any Guarantor from, or otherwise prejudice or affect, any Guarantor's obligations or liabilities under this Agreement.

        SECTION 2.7. CONDITIONAL SETTLEMENT Any settlement or discharge between any Guarantor and any Lender Party shall be conditional upon no security or payment to such Lender Party by any Obligor or any other person on behalf of any Obligor being avoided or reduced by virtue of any provisions or enactments relating to bankruptcy, insolvency or liquidation for the time being in force and, if any such security or payment is so avoided or reduced, such Lender Party shall be entitled to recover the value or amount of such security or payment from the Guarantors subsequently as if such settlement or discharge had not occurred.

        SECTION 2.8. NO OBLIGATION TO TAKE ACTION No Lender Party shall be obliged before exercising any of the rights, powers or remedies conferred upon it in respect of the Guarantors by any Agreement or by Applicable Law

             (a)     to make any demand on any Obligor,

             (b) to take any action, obtain judgment in any court against or otherwise exhaust its remedies against any Obligor,

             (c) to make or file any claim or proof in a winding-up or other Dissolution of any Obligor, or

             (d) to enforce or seek to enforce any other security taken in respect of any of the Guaranteed Obligations.

        SECTION 2.9. GUARANTORS NOT TO TAKE ACTION The Guarantors agree that, so long as any of the Guaranteed Obligations are or may be owed by the Borrower, or the Borrower is under any actual or contingent obligations in connection therewith, the Guarantors shall not exercise any rights which the Guarantors may at any time have by reason of performance by it of its obligations hereunder

             (a) to be indemnified by or to seek reimbursement from the Borrower or any other Guarantor, and/or

             (b) to claim any contribution from any other guarantor (including any other Guarantor) of the Guaranteed Obligations, and/or

             (c) to take the benefit (in whole or in part and whether by way of subrogation or otherwise) of any rights of any Lender Party hereunder or of any other security taken pursuant to, or in connection with, the Loan Documents by any Lender Party.

        SECTION 2.10. SUSPENSE ACCOUNT If the Borrower or any Guarantor is wound up, goes into liquidation, becomes bankrupt or makes any composition or arrangement with its creditors, neither the existence of the guarantee or indemnity contained in this Section 2, the rights of any Lender Party pursuant to Section 3, nor any monies received or recovered by any Lender Party pursuant to this Section 2 or Section 3 shall impair the right of such Lender Party to prove in such winding up, liquidation, bankruptcy, composition or arrangement for the total amount due from the Borrower or such other Guarantor and, to this end or so as to preserve intact the obligations of any person answerable for any part of such total amount, any Lender Party may at any time and after any such event takes place and, for so long as such Lender Party thinks fit prior to satisfaction in full of each Guarantor's obligations under this Agreement, keep any monies received or recovered under this Agreement in a separate or suspense account, in such name as such Lender Party thinks fit, without any intermediate obligation on the part of such Lender Party to apply the same in or towards discharge of any part of such total amount.

        SECTION 2.11.  RESERVE BANK RESTRICTIONS

             (a) In the event that the Agent shall make demand upon any Guarantor pursuant to Section 2.1 for payment of all or a portion of the Guaranteed Obligations or any Guarantor shall have become obligated to make payment to the Agent pursuant to Section 2.2 because of the occurrence of an Insolvency Default, but, on the date of such demand or Insolvency Default (as the case may be) such Guarantor shall not then be permitted pursuant to the rules and regulations of the Reserve Bank of South Africa to make payments in Dollars pursuant to this Agreement then such Guarantor shall promptly (without prejudice to the provisions of Section 5.12 of the Loan Agreement)

                     (i) deposit in a segregated cash collateral account in South Africa nominated by the Agent cash collateral in an amount equal to the Rand equivalent (determined by reference to the current Rand/Dollar market exchange rates quoted by Standard Bank London Limited) of the amount demanded by the Agent or payable pursuant to Section 2.1 or 2.2, and

                     (ii) charge to the Agent (for the benefit of the Lender Parties) (x) such cash deposit and such segregated account together with all related rights and interests, and (y) the benefit of a currency forward sale agreement to be implemented by such Guarantor (subject to market availability) (with a counterparty acceptable to the Agent) and providing for the delivery of Dollars on such date as the Agent may select as the earliest estimated date on which it is reasonably practicable to obtain the permission of the Reserve Bank of South Africa contemplated in clause (a) (the "Deferred Payment Date") in an amount equal to the then outstanding Guaranteed Obligations in exchange for the delivery of Rand in an amount equal to the amount deposited by way of cash collateral pursuant to clause (a)(1). All arrangements referred to in the immediately preceding sentence shall be on terms and conditions, and shall be implemented pursuant to documentation, satisfactory to the Lender Parties.

             (b) In the event that, following the selection of the Deferred Payment Date pursuant to the provisions of clause (a), the rules and regulations of the Reserve Bank of South Africa (or any other Governmental Agency of South Africa) shall permit such Guarantor to make payment of the Guaranteed Obligations in Dollars prior to the Deferred Payment Date then the Deferred Payment Date shall, immediately upon the

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

        obtaining by such Guarantor of any relevant Approval in connection with such permission, be deemed amended to occur on the third Business Day following the date of obtaining such Approval and such Guarantor hereby undertakes with the Lender Parties to take all such acts as may be necessary to obtain such Approval promptly upon the rules and regulations of the Reserve Bank of South Africa (or such other Governmental Agency) permitting such payment in Dollars to be made.

             (c) Nothing in this Section shall prejudice the ability of the Lender Parties to obtain payment from the Borrower or any Guarantor or of all Liabilities as and when the same may become due.

                       SECTION 3. UNDERTAKINGS OF THE GUARANTORS

        SECTION 3.1. COMPLETION UNDERTAKING

             (a) COMPLETION: Each Guarantor hereby irrevocably and unconditionally undertakes (as primary obligor) to the Agent to procure that Mechanical Completion and Economic Completion take place in accordance with the Agreed Project Standards including, without limitation of each Guarantor's undertaking contained in clause (b) of
        Section 3.1, to cause the Borrower to perform and comply with its obligations contained in Section 8.1.9 of the Loan Agreement and that the Mechanical Completion Date occur in no event later than 30 June, 2001 and that the Economic Completion Date occurs in no event later than the earlier to occur of (i) the date which is six months after the Mechanical Completion Date, and (ii) 31 December, 2001.

             (b) SPECIFIC UNDERTAKINGS: In fulfilling its obligations hereunder, and without limiting any of its other obligations under this Agreement, the Guarantors hereby irrevocably and unconditionally undertakes to the Agent and agree, at all times up to and including the Release Date, to perform and comply with (as if it were named as the relevant obliged party therein), and to procure that the Borrower performs and complies with all of the obligations of the Borrower contained in Sections 8.1.7, 8.1.9, 8.1.12, 8.1.13, 8.1.14, 8.1.18,
        8.1.19 and 8.1.20 of the Loan Agreement. The words "perform and comply with" shall include, (i) the completion of the Project within the time limits and in the manner referred to in the Agreed Project Standards,
        (ii) the payment of all costs and expenses relating thereto, (iii) the payment satisfaction or discharge of all liens, charges and claims that are or may be imposed upon or asserted against the Mine and (iv) the defence and indemnification of the Lender Parties against all such liens, charges and claims, whether arising from the furnishing of labour, materials, supplies or equipment, from taxes, assessments, fees or other charges, from injuries or damage to persons or property, or otherwise.

             (c) NATURE OF OBLIGATIONS: Without limiting the generality of the foregoing provisions of this Section, the Guarantors agree, in relation to the performance of its obligations under this Agreement, to ensure that the costs of constructing the Mine and completing the Morila Project, including the costs of all labour, materials and cost overruns in accordance with Section 3.2 (but excluding, for the avoidance of doubt, any such costs funded with the proceeds of Loans), the existence of which shall be determined by the Agent (acting in consultation with the Independent Engineer), are funded, paid and satisfied from its own resources and to cause the installation and completion of the Morila Project in a timely, good, workmanlike and lien-free manner, in accordance with the Agreed Project Standards.

             (d) BORROWER FAILS TO COMPLETE: If for any reason whatsoever (but without prejudice to the other undertakings of the Guarantors contained in this Agreement (including clause (a) of Section 3.1, Section 3.2 and Section 3.3))

                     (i)     Mechanical Completion does not occur by 30 June,
             2001, or

                     (ii) the Economic Completion Date does not occur by the earlier of 31 December, 2001 or 6 months after the Mechanical Completion Date, or

                     (iii) Economic Completion or Mechanical Completion is not achieved in accordance with the Agreed Project Standards then in such event or at any time thereafter, the Agent may give written notice thereof to the Guarantors and the following provisions shall then apply

                     (iv) THE GUARANTORS TO STEP-IN: Within ten days after the date on which the Agent gives any such notice to the Guarantors, the Guarantors will, at their cost, commence to complete the construction of the Mine and diligently prosecure such construction in accordance with the Agreed Project Standards, free of all liens and fully paid for, and shall defend, indemnify and hold the Lender Parties harmless from all losses, costs, liabilities and expenses, including legal fees, incurred in connection with such completion

                     (v) THE GUARANTORS FAIL TO COMPLETE: If the Guarantors fail to complete the construction of the Mine or diligently to prosecute such construction in accordance with the Development Plan, then in addition to any other rights or remedies that may be available to the Lender Parties under this Agreement, the other Operative Documents, or at law or in equity (including the right and remedy of specific performance) the Lender Parties may either through the Agent (but only with the Agent's consent, which may be withheld in its absolute discretion) or through a nominee exercise any one or more of the following rights and remedies

                     (x) without undertaking to complete the construction of the Mine or being obliged to foreclose on or enforce the security described in the Loan Documents, the Lender Parties shall have the right to recover damages from the Guarantors in an amount equal to all costs which the Lender Parties would have to incur in order to achieve Mechanical Completion and Economic Completion in accordance with the Agreed Project Standards and to reach the Release Date, and/or

                     (y) without undertaking to complete the construction of the Morila Project, the Lender Parties, at their option, shall have the right, but shall have no obligation, to proceed or to direct the Agent to proceed, as appropriate, to foreclose on or enforce any of the security described in the Loan Documents.

             (e) CUMULATIVE REMEDIES: The Lender Parties' remedy of specific performance, the recovery of damages and all other rights and remedies under this Agreement, and the other Operative Documents, at law or in equity are non-exclusive of each other and cumulative. The parties to this Agreement recognise that the choice of remedies made by the Lender Parties at any time will necessarily and properly be a matter of business judgment, which the passage of time or change of circumstances may or may not prove to have been the best choice to maximise recovery by the Lender Parties at the lowest cost to the Borrower or the Guarantors. Nevertheless, the choice of remedies by the Lender Parties shall not be subject to question or challenge by any other person, nor shall any such choice be asserted as a defence, set-off or basis for any claim of failure to mitigate loss on the part of the Lender Parties in any action or proceeding arising in connection with this Agreement.

        SECTION 3.2. COST OVERRUNS The Guarantors agree that, if for any reason and at any time (and from time to time), the aggregate costs and expenses (whether or not Project Costs as reflected in the Development Plan) which are, in the opinion of the Agent, necessary (or which are at the beginning of each calendar month, expected to be necessary) to be incurred on or prior to the Release Date to develop, construct and complete the Mine in accordance with the Agreed Project Standards exceed the Project Costs as reflected in the Development Plan, the Guarantors will contribute cash to the Borrower in an amount equal to such excess, in a sufficiently timely manner to permit the Borrower to fund such excess costs and expenses as the same become due and payable and otherwise in a form and manner acceptable to the Agent in the manner set out herein. The Guarantors will deposit any contribution made by any of them hereunder into the Operating Account.

        SECTION 3.3. ECONOMIC COMPLETION Without limiting any other provision of this Agreement, the Guarantors hereby irrevocably and unconditionally undertakes and agrees (as primary obligor) that Economic Completion will take place by no later than the earlier of six months after the Mechanical Completion Date or 31 December, 2001. The Guarantors recognise that it is a condition to the occurrence of Economic Completion that no Default shall then have occurred and be continuing and that, in particular, that it is required that the financial covenants contained in Section 8 2 4 of the Loan Agreement shall be shown to be complied with (at all relevant times) as at the Economic Completion Date. As part of its general undertakings contained in this Section and elsewhere in this Agreement, the Guarantors will ensure, on or prior to the date referred to above (and whether by way of a cash Capital Contribution, the advance of Approved Subordinated Indebtedness or otherwise in a manner which is consistent with the Loan Documents) that such covenants are capable of being complied with as aforesaid. In addition, the Guarantors also undertakes that, as at the Release Date, the amount standing to the credit of the Debt Service Reserve Account shall not be less than the Required Debt Service Reserve Balance.

        SECTION 3.4. CONTROL The Guarantors will exercise control over the Borrower (whether through the voting of shares issued by the Borrower and held by the Guarantors or its affiliates, by the appointment of directors to the board of directors of the Borrower or otherwise), and will make available to the Borrower such support (whether by way of the provision of personnel, expertise, know-how, intellectual property, professional or managerial services, equipment, plant, technology, finance or otherwise), in each case so as to enable the Borrower to construct and develop the Mine (and to achieve Mechanical Completion, Economic Completion and the Release Date) in accordance with the Agreed Project Standards.

        SECTION 3.5. COMPLETION DEPOSIT ACCOUNT At all times until and including the Release Date, RRL shall maintain a balance standing to the credit of the Completion Deposit Account with the Project Account Bank (Offshore) of not less than U.S. $5,000,000, provided however, that if

             (a)     a Qualifying Project Cost Over-Run exists;

             (b) RRJ and the Borrower have provided written notice to the Agent specifying the amount of such Qualifying Project Cost Over-Run and the amount intended to be withdrawn from the Completion Deposit Account in respect of payment of such Qualifying Project Cost Over-Run (the "Withdrawal Amount");

             (c) RRL and the Borrower shall have provided evidence satisfactory to the Agent (acting in consultation with the Independent Engineer) confirming that the payment of such Withdrawal Amount, will (after taking into account any monies standing to the credit of the Completion Deposit Account following the withdrawal of such Withdrawal Amount and any then available Tranche B Loans) result in the achievement of Mechanical Completion (if not then achieved), Economic Completion (if not then achieved), and the satisfactory development of the Morila Project (in each case in accordance with the Development Plan), and the Agent shall have confirmed its satisfaction with such evidence and its approval of such Withdrawal Amount; and

             (d)     no Default shall then have occurred and be continuing,

        then RRL may instruct the Project Account Bank (Offshore) to transfer the Withdrawal Amount to the Operating Account and the proceeds thereof may be used to fund such Qualifying Project Cost Over-Run. Without prejudice to the right of any Lender Party to obtain any repayment or prepayment of any Obligation from the Completion Deposit Account, no amounts other than amounts referred to in the foregoing sentence may be disbursed from the Completion Deposit Account.

        SECTION 3.6. RECL CHANGE IN CONTROL RECL agrees with the Agent, for the benefit of each Lender Party that (notwithstanding the provisions of Section 2.5), at all times until all Commitments have been terminated and all Obligations have been paid and performed in full, it will continue to directly own (and to have sole power to vote and dispose of), free and clear of all liens not less than sixty one percent (61%) of the share capital (however designated) of RRL.

        SECTION 3.7. RRL CHANGE IN CONTROL RRL agrees with the Agent, for the benefit of each Lender Party that (notwithstanding the provisions of Section 2.5), at all times until all Commitments have been terminated and all Obligations have been paid and performed in full, it will (without prejudice to Section 3.1. of the RRL Security Agreement) continue to directly own (and to have sole power to vote and dispose of), free and clear of all liens (other than those granted in favour of the Lender Parties pursuant to the RRL Security Agreement) not less than one hundred percent (100%) (or, at any time following the occurrence of the circumstances referred to in the proviso to the definition of the term "Change in Control" contained in Section [_] of the Loan Agreement, seventy-five percent (75%) of the share capital (however designated) of Morila Holdings.

        SECTION 3.8. MORILA HOLDINGS CHANGE IN CONTROL Morila Holdings agrees with the Agent for the benefit of each Lender Party that (notwithstanding the provisions of Section 2.5), at all times until all Commitments have been terminated and all Obligations have been paid and performed in full, it will (without prejudice to Article 2 of the Morila Holdings Security Agreement) continue to directly own (and to have sole power to vote and dispose of), free and clear of all liens (other than those granted in favour of the Lender Parties pursuant to the Morila Holdings Security Agreement) not less than (inclusive of Directors Qualifying Shares) eighty percent (80%) of the share capital (however designated) of the Borrower.

                     SECTION 4. MISCELLANEOUS PROVISIONS

        SECTION 4.1. JOINT AND SEVERAL OBLIGATIONS The obligations of the Guarantors under this Agreement shall be joint and several.

        SECTION 4.2. CERTIFICATE A certificate in writing signed by an officer of the Agent and certifying the total amount due at any time to any Lender Party in respect of the Guaranteed Obligations shall absent manifest error, be prima facie evidence of the matters so certified. Any admission or acknowledgment in writing by any Guarantor or any person on behalf of such Guarantor of the amount of the extent of the Guaranteed Obligations or any judgment or award obtained by any Lender Party against any other person shall, in the absence of manifest error, be conclusive and binding on such Guarantor

        SECTION 4.3. APPLICATIONS FOR MONIES For the purpose of or pending the discharge of any of the Guaranteed Obligations, but subject to the provisions of the Loan Agreement, the Agent may convert any monies received, recovered, or realised or subject to application by the Agent under this Agreement including the proceeds of any previous conversion under this Agreement) from their existing currency or denomination into such other currency or denomination in the manner contemplated by the Loan Agreement, mutatis mutandis. Each previous reference in this Section to a currency extends to any funds of that currency and, for the avoidance of doubt funds of one currency may be converted into different funds of the same currency.

        SECTION 4.4. ASSIGNMENT All of the rights, privileges, remedies and options provided to the Agent hereunder shall enure to the benefit of its successors and permitted assigns as set forth in the Loan Agreement. The Guarantors may not assign their rights nor delegate their obligations hereunder

        SECTION 4.5. SEVERABILITY Wherever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under such law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

        SECTION 4.6. WAIVERS IN WRITING No amendment to or waiver of any provision of this Agreement nor consent to any departure by any Guarantor herefrom shall in any event be effective unless the same shall be in writing and signed by the Agent, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it is given.

        SECTION 4.7. COUNTERPARTS This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute the same document.

                      SECTION 5. GOVERNING LAW; DISPUTE RESOLUTION

        SECTION 5.1. LAW This Agreement and all disputes arising in relation hereto shall be governed in all respects by the laws of England, including with respect to validity, interpretation and effect.

        SECTION 5.2. JURISDICTION The Guarantors hereby irrevocably agree for the benefit of the Agent that the Courts of England shall have non-exclusive jurisdiction to hear and determine any suit, action, or proceeding, and to settle any disputes, which may arise out of or in connection with this Agreement and, for such purposes, irrevocably submits to the jurisdiction of such court.

        SECTION 5.3. WAIVER OF IMMUNITY The Guarantors hereby irrevocably waive any objection which any of them might now or hereafter have to the court referred to in Section 5.2 being nominated as the forum to hear and determine any suit, action, or proceeding, and to settle and disputes which may arise out of or in connection with this Agreement and agree not to claim that by way of motion, defence, or otherwise, such court is not a convenient, proper, or appropriate forum.

        SECTION 5.4. NO RESTRICTION The submission to the jurisdiction of the Courts of England shall not (and shall not be construed so as to) limit the right of the Agent to enforce any judgment obtained in such court, or to take any other action, against... any Guarantor in any jurisdiction where it or its assets or properties is or are located or in any other jurisdiction which the Agent shall deem appropriate.

        SECTION 5.5. PROCESS AGENT Each Guarantor hereby irrevocably appoints

        Fleerside Legal Representative Services Limited
        9 Cheapside
        London EC2V 6AD

        England

        (or such other entry as such Guarantor shall have evidenced to the satisfaction of the Agent shall have consented to act as agent to receive service of process as set forth in this Section) as its agent for service of process in England for purposes of this Agreement and agrees that service upon such person shall be deemed to be completed whether or not such service is forwarded to, or received by, such Guarantor

        SECTION 5.6. GENERAL CONSENT The Guarantors hereby consent generally in respect of any proceedings arising out of or in connection with this Agreement to the giving of any relief or the issue of any process in connection with such proceedings, including the making, enforcement or execution against any property or assets or whatsoever of any order or judgment which may be made or given in such proceedings.

        The parties hereto have caused this Agreement to be duly executed and delivered as a deed on the day and year first above written.

                                          RANDGOLD RESOURCES LIMITED

                                          By /s/ DAVID ASHWORTH
                                             ___________________________________
                                            Name Printed: DAVID ASHWORTH
                                                          ______________________
                                            Title: DIRECTOR
                                                   _____________________________

                                          RANDGOLD & EXPLORATION COMPANY LIMITED

                                          By /s/ DAVID ASHWORTH
                                             ___________________________________
                                            Name Printed: DAVID ASHWORTH
                                                         _______________________
                                            Title: FINANCIAL MANAGER
                                                   _____________________________

                                          RANDGOLD RESOURCES (MORILA) LIMITED

                                          By /s/ DAVID ASHWORTH
                                             ___________________________________
                                            Name Printed: DAVID ASHWORTH
                                                          ______________________
                                            Title: DIRECTOR
                                                   _____________________________

                                          EXECUTED per pro
                                          NM ROTHSCHILD & SONS LIMITED, as the
                                          Agent

                                          By____________________________________
                                            Name Printed________________________
                                            Title:______________________________

                                           By___________________________________
                                            Name Printed________________________
                                            Title:______________________________

        The parties hereto have caused this Agreement to be duly executed and delivered as a deed on the day and year first above written.

                                          RANDGOLD RESOURCES LIMITED

                                          By____________________________________
                                            Name Printed:_______________________
                                            Title:______________________________

                                          RANDGOLD & EXPLORATION COMPANY LIMITED

                                          By____________________________________
                                            Name Printed:_______________________
                                            Title:______________________________

                                          RANDGOLD RESOURCES (MORILA) LIMITED

                                          By____________________________________
                                            Name Printed:_______________________
                                            Title:______________________________

                                          EXECUTED per pro
                                          N M ROTHSCHILD & SONS LIMITED, as the
                                          Agent

                                          By /s/ [ILLEGIBLE]

                                             ___________________________________


                                            Name Printed: [ILLEGIBLE]
                                                         _______________________

                                            Title:
                                                   _____________________________

                                          By /s/ [ILLEGIBLE]

                                              __________________________________
                                            Name Printed
                                                         _______________________
                                            Title:
                                                   _____________________________